Exhibit 10.5     $1,000,000 Convertible Promissory Note dated December 9, 1999.

$1,000,000                                                      DECEMBER 9,1999
                                                                DENVER, COLORADO

     POWERSOFT TECHNOLOGIES INC., a Delaware corporation (the "Corporation"), is indebted and, for value received, promises to pay to the order of SAR TRADING
LIMITED, a British Virgin Island corporation, its successors and assigns ("Holder") on the fifth business day (the "Due Date") following the date of Demand (unless this Promissory Note shall have been sooner paid or converted, as herein provided), upon presentation of this Promissory Note, ONE MILLION UNITED STATES DOLLARS (U.S. $1,000,000) (the "Principal Amount"). The Principal Amount and interest thereon, if any, shall be payable at the offices of the Holder, SAR Trading Limited, 10th Floor, Lippo Protective Tower, 231-235 Gloucester Road, Wanchai, Hong Kong, or at such other place as may be designated by the Holder.

The Corporation covenants, promises and agrees as follows:

     1. No Interest. No interest shall accrue on the Principal Amount.

     2. Prepayment. This Promissory Note is subject to prepayment at the option of the Corporation, in whole or in part prior to the Due Date, at any time and from time to time without penalty or premium. The Corporation may exercise its right to such prepayment by giving notice (the "Prepayment Notice") thereof to the Holder, which notice shall specify the principal amount of the Promissory Note to be prepaid (the "Prepayment Amount") and such prepayment shall not be less than 30 days nor more than 45 days after the date of the Prepayment Notice.

     3. Conversion.

          3.1. On or before the Due Date, the Holder of this Promissory Note shall have the right to convert all, but not less than all, of this Promissory
Note into such number of fully paid and nonassessable shares of the Corporation's $0.01 par value Common Stock (the "Common Stock") under and pursuant to the following terms and conditions:

               (a) The Holder of this Promissory Note shall exercise the conversion right provided in this Section 3 by giving written notice (the "Conversion Notice") to the Corporation of the exercise of such right and stating the name or names in which the stock certificate or stock certificates for the shares of Common Stock are to be issued and the address to which such certificates shall be delivered. The Conversion Notice shall be accompanied by an appropriate representation letter regarding the investment intent of the persons in whose names the Common Stock is to be issued and the restricted nature of the Common Stock under the Act, and shall be accompanied by this Promissory Note. The number of shares of Common Stock that shall be issuable upon conversion of this Promissory Note shall be one (1) share of Common Stock for each $0.05 of Principal Amount of this Promissory Note (the "Conversion Ratio"), for a total of 20,000,000 shares of Common Stock.

               (b) Conversion shall be deemed to have been effected on the date the Conversion Notice is given (the "Conversion Date"). Within ten (10) business days after receipt of the Conversion Notice, the Corporation shall issue and deliver by hand against a signed receipt therefor or by United States registered mail, return receipt requested, to the address designated by the Holder in the



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Conversion  Notice, a stock certificate or stock certificates of the Corporation representing the number of shares of Common Stock to which such Holder is entitled.

               (c) Notwithstanding any of the provisions of this Section 3 to the contrary, the conversion right provided in this Section 3 is hereby expressly made subject to the Corporation having available sufficient authorized and unissued shares of Common Stock under and pursuant to its Certificate of Incorporation. The Corporation shall take such commercially reasonable efforts as are necessary to increase the Corporation's authorized and unissued shares of Common Stock to accommodate the conversion right contained set forth in this
Section 3.

          3.2. In case issued and outstanding shares of Common Stock shall be subdivided or split up into a greater number of shares of the Common Stock, the Conversion Ratio in effect at the opening of business on the business day immediately preceding the date fixed for the determination of the stockholders whose shares of Common Stock shall be subdivided or split up (the "Split Record Date") shall be proportionately increased, and in case issued and outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Ratio in effect at the opening of business on the business day immediately preceding the date fixed for the determination of the stockholders whose shares of Common Stock shall be combined (the "Combination Record Date") shall be proportionately decreased; such increase or decrease, as the case may be, becoming effective immediately after the opening of business on the business day immediately after the Split Record Date or the Combination Record Date, as the case may be.

          3.3. In case of any capital reorganization, any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split up or combination of shares), or the merger of the Corporation with or into another person or entity (other than a merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock), this Promissory Note shall (effective on the opening of business on the date after the effective date of such reorganization, reclassification or merger or share exchange) be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from surviving such merger or which was the corporation whose securities were exchanged for those of the Corporation to which the holder of the number of shares of Common Stock deliverable (at the close of business on the date immediately preceding the effective date of such reorganization, reclassification, merger or share exchange) upon conversion of this Promissory Note would have been entitled upon such reorganization, reclassification, merger or share exchange. The provisions of this Section 3.3 shall similarly apply to successive reorganizations, reclassifications, mergers, sales, exchanges, leases, transfers or other dispositions or other share exchanges.

     4. Default.

          4.1. Time is of the essence hereof and all obligations hereunder shall be timely performed in accordance with the provisions hereof. The entire unpaid balance of the Principal Amount shall, at the election of the Holder, be and become immediately due and payable upon the occurrence of any of the following events (a "Default Event"):


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               (a) The non-payment by the  Corporation  when due of principal or of any other payment as provided in this Promissory Note or with respect to any other Promissory Note issued by the Corporation.

               (b) If the Corporation (i) applies for or consents to the appointment of, or if there shall be a taking of possession by, a receiver, custodian, trustee or liquidator for the Corporation or any of its property;
(ii) becomes generally unable to pay its debts as they become due; (iii) makes a general assignment for the benefit of creditors or becomes insolvent; (iv) files or is served with any petition for relief under the Bankruptcy Code or any similar federal or state statute; (v) has any judgment entered against it in excess of $1,000,000 in any one instance or in the aggregate during any consecutive 12 month period or has any attachment or levy made to or against any of its property or assets; (vi) defaults with respect to any evidence of indebtedness or liability for borrowed money, or any such indebtedness shall not be paid as and when due and payable; or (vii) has assessed or imposed against it, or if there shall exist, any general or specific lien for any federal, state or local taxes or charges against any of its property or assets.

               (c) Any failure by the Corporation to issue and deliver shares of Common Stock as provided herein upon conversion of this Promissory Note.

          4.2. Each right, power or remedy of the Holder upon the occurrence of any Default Event as provided for in this Promissory Note or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Promissory Note or now or hereafter existing at law or in equity or by statute, and the exercise or beginning of the exercise by the Holder of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Holder of any or all such other rights, powers or remedies.

          4.3 This Promissory Note is the joint and several obligation of the Corporation, and any sureties, guarantors and endorsers without regard to liability of any other party and is binding on them, their executors, administrators, successors and assigns; and each of such persons or entities liable or to become liable on this Promissory Note jointly and severally waive delinquency in collection, presentment for payment, demand for payment, protest and notice of protest, demand and dishonor and nonpayment of this Promissory Note and all duty or obligation of Holder to effect, protect, perfect, retain or enforce any security for payment of the Note; and consent to any and all renewals and extensions in the time of payment hereof, and to any further and additional advances of funds made hereunder by Holder in excess of the amount set forth herein; and agree, further, that at anytime without notice the terms of payment herein may be modified may be released in whole or in part or increased, changed or exchanged by agreement; and that additional makers, sureties, guarantors or endorsers may become liable hereon or existing makers, sureties, guarantors or endorsers may be released, without in any way affecting the liability of any party to this Promissory Note or any person or entity liable or to become liable with respect to any indebtedness evidenced hereby.

     5. Failure to Act and Waiver.

          5.1 No failure or delay by the Holder hereof to insist upon the strict performance of any term of this Promissory Note or to exercise any right, power or remedy consequent upon a default hereunder shall constitute a waiver of any such term or of any such breach, or preclude the Holder from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Promissory Note, the Holder shall not be deemed to waive the right either to require payment when due of all other amounts payable under this Promissory Note, or to declare a default for failure to effect such payment of any such other amount.


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          5.2 The failure of the Holder of this  Promissory  Note to give notice of any failure or breach of the Corporation under this Promissory Note shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

     6. Purpose. This Promissory Note is entered into for a business and commercial purpose and the proceeds hereof will not be used primarily for personal, family, agricultural or household purposes. The Corporation realizes and acknowledges that the provisions of the Federal Regulation Z ("Truth-In-Lending") of the Federal Reserve Board do not apply to, nor govern this transaction.

     7. Consent to Jurisdiction. The Corporation hereby agrees and consents that any action, suit or proceeding arising out of this Promissory Note may be brought in any appropriate court in the State of Colorado, including the United States District Court for the District of Colorado, or in any other court having jurisdiction over the subject matter, all at the sole election of the Holder, and by the issuance and execution of this Promissory Note the Corporation irrevocably consents to the jurisdiction of each such court.

     8. Attorneys' Fees. In the event it should become necessary for Holder to employ counsel for advice regarding this Promissory Note, any default under this Promissory Note, or to respond, intervene or otherwise become involved in any suit or proceeding relating to this Promissory Note, or to collect payment on or enforce the obligations of this Promissory Note, or to protect or foreclose on any security given in connection herewith, the Corporation agrees to pay upon demand reasonable attorneys' fees incurred by Holder for services of such counsel, whether or not suit is brought, plus costs incurred in connection therewith.

     9. Notices. All notices and communications under this Promissory Note shall be in writing and shall be either delivered in person or accompanied by a signed receipt therefor or mailed first-class United States certified mail, return receipt requested, postage prepaid, and addressed as follows:

     If to the Corporation:   Powersoft Technologies Inc.
                              1088-650 West Georgia Street
                              P. O. Box 11586
                              Vancouver, B. C. Canada V6B 4N8
                              Attn: Robert H. Trapp

     If to the Holder:        SAR Trading Limited
                              10th Floor, Lippo Protective Tower
                              231-235 Gloucester Road
                              Wanchai, Hong Kong
                              Attn: Fai H. Chan

Any notice of communication shall be deemed given and received as of the date of such delivery or mailing.

         9. Governing Law.

         This Promissory Note shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, or, where applicable, the laws of the United States.


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     IN WITNESS  WHEREOF,  the Corporation has caused this Promissory Note to be duly executed under its corporate seal.



                                            POWERSOFT TECHNOLOGIES INC.



                                            By:   /s/ Robert H. Trapp
                                                --------------------------------
                                                  Robert H. Trapp
                                                  Secretary and Treasurer














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